Exhibit 99.2

                             STATE OF SOUTH CAROLINA
                               SECRETARY OF STATE

                              ARTICLES OF AMENDMENT

                           FIRST NATIONAL CORPORATION
                              (Re: Change of Name)

     Pursuant to Section 33-10-106 of the 1976 South Carolina Code, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

1.   The name of the corporation is First National Corporation.

2.   Date of Incorporation: February 22, 1985.

3.   Registered Agent's Name and Address:

                  C. John Hipp III
                  520 Gervais Street
                  Columbia, SC 29201

4. On April 22, 2003, the corporation adopted the following Amendment of its Articles of Incorporation:

                  The name of the corporation is changed to:
                  SCBT Financial Corporation

5. The manner, if not set forth in the amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected, is as follows: (if not applicable, insert "not applicable" or "NA"): Not Applicable

6. The Amendment was adopted by shareholder action. At the date of adoption of the amendment, the number of outstanding shares of each voting group entitled to vote separately on the Amendment, and the vote of such shares was:

                                            Number of         Number of
                                            Votes             Undisputed
                          Number of         Number of         Represented
Voting     Outstanding    Votes Entitled    at the            Shares Voted
Group      Shares         To be Cast        Meeting         For         Against
______     ___________    ______________    _________     _________     ________

Common     7,673,339      7,673,339         6,141,556     5,852,649     173,520





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7.   These Articles of Amendments shall be effective upon acceptance for filing by the Secretary of State.


DATE: February 20, 2004                     FIRST NATIONAL CORPORATION


                                                     By: /s/ C. John Hipp III
                                                         _______________________
                                                           C. John Hipp III
                                                     Its:  President and CEO